CHANTREY VELLACOTT DFK
                           Russell Square House
                           10-12 Russell Square
                             London WC1B 5LF


The Board of Directors
Mark Solutions Inc.
1515 Broad Street
Bloomfield
NJ 07003
USA

                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the inclusion into this Registration Statement on Form S-3 to our report dated October 13, 2000, on our audits of the financial statements of MarkCare Medical Systems Limited as of June 30, 2000, 1999 and 1998 and for the years ended June 30, 2000, 1999 and 1998.


                                                     S/ Chantrey Vellacott DFK
                                                     Chantrey Vellacott DFK
                                                     Chartered Accountants
                                                     Registered Auditors

London, England
December 12, 2000